CONSULTING AGREEMENT
                                 -------------------


          This Consulting Agreement (the "Agreement"), dated on February 19, 1998 and effective as of March 16, 1998 is entered into by and between AMERICAN ELECTROMEDICS CORPORATION, a Delaware corporation (herein referred to as the "Company") and LIVIAKIS FINANCIAL COMMUNICATIONS, INC., a California corporation (herein referred to as the "Consultant").

                                       RECITALS
                                      ---------

               WHEREAS, Company is a publicly held corporation with its common stock traded through the OTC Bulletin Board; and

               WHEREAS, Consultant has experience in the area of corporate finance, investor communications and financial and investor public relations; and

               WHEREAS, Company desires to engage the services of Consultant to assist and consult with the Company in matters concerning corporate finance and to represent the company in investors' communications and public relations with existing shareholders, brokers, dealers and other investment professionals as to the Company's current and proposed activities;

               NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

          1.   Term of Consultancy.  Company hereby agrees to retain the
               -------------------
           Consultant to act in a consulting capacity to the Company, and the Consultant hereby agrees to provide services to the Company commencing March 15, 1998 and ending on March 15, 1999.

          2.   Duties of Consultant.  The Consultant agrees that it will
               --------------------
          generally provide the following specified consulting services through its officers and employees during the term specified in
          Section 1.:

               (a) Advise and assist the Company in developing and implementing appropriate plans and materials for presenting the Company and its business plans, strategy and personnel to the financial community, establishing an image for the Company in the financial community, and creating the foundation for subsequent financial public relations efforts;

               (b)  Introduce the Company to the financial community;

               (c) With the cooperation of the Company, maintain an awareness during the term of this Agreement of the Company's plans, strategy and personnel, as they may evolve during such period, and advise and assist the Company in communicating appropriate information regarding such plans, strategy and personnel to the financial community.

               (d) Assist and advise the Company with respect to its (i) stockholder and investor relations, (ii) relations with brokers, dealers, analysts and other investment professionals, and (iii) financial public relations generally;

               (e) Perform the functions generally assigned to investor/stockholder relations and public relations departments in major corporations, including responding to telephone and written inquiries (which may be referred to the Consultant by the Company); preparing press releases for the Company with the Company's involvement and approval or reviewing press releases, reports and other communications with or to shareholders, the investment community and the general public; advising with respect to the timing, form, distribution and other matters related to such releases, reports and communications; and consulting with respect to corporate symbols, logos, names, the presentation of such symbols, logos and names, and other matters relating to corporate image;

               (f) Upon the Company's approval, disseminate information regarding the Company to shareholders, brokers, dealers, other investment community professionals and the general investing public;

               (g) Upon the Company's approval, conduct meetings, in person or by telephone, with brokers, dealers, analysts and other investment professionals to advise them of the Company's plans, goals and activities, and assist the Company in preparing for press conferences and other forums involving the media, investment professionals and the general investment public;

               (h) At the Company's request, review business plans, strategies, mission statements budgets, proposed transactions and other plans for the purpose of advising the Company of the investment community implications thereof; and,

               (i) Otherwise perform as the Company's financial relations and public relations consultant.

          3.   Allocation of Time and Energies.  The Consultant hereby
               -------------------------------
          promises to perform and discharge well and faithfully the responsibilities which may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of its financial and investor public relations and communications activities, so long as such activities are in compliance with applicable securities laws and regulations. Consultant shall diligently and thoroughly provide the consulting services required hereunder. Although no specific hours-per-day requirement will be required, Consultant and the Company agree that Consultant will perform the duties set forth hereinabove in a diligent and professional manner. The parties acknowledge and agree that a disproportionately large amount of the effort to be expended and the costs to be incurred by the Consultant and the benefits to be received by the Company are expected to occur upon and shortly after, and in any event, within two months of the effectiveness of this Agreement. It is explicitly understood that Consultant's performance of its duties hereunder will in no way be measured by the price of the Company's common stock, nor the trading volume of the Company's common stock. It is also understood that the Company is entering into this Agreement with Liviakis Financial Communications, Inc. ("LFC"), a corporation and not any individual member of LFC, and with such, Consultant will not be deemed to have breached this Agreement if any member, officer or director of LFC leaves the firms or dies or becomes physically unable to perform any meaningful activities during the term of the Agreement, provided the Consultant otherwise performs its obligations under this Agreement.

          4.   Remuneration.  As full and complete compensation for
               ------------
          services described in this Agreement, the Company shall compensate Consultant as follows:

               4.1 For undertaking this engagement and for other good and valuable consideration, the Company agrees to issue and deliver to the Consultant a "Commencement Bonus" payable in the form of 1,000,000 shares of the Company's Common Stock ("Common Stock") and 1,000,000 warrants (the "Warrants") entitling the Consultant the right to purchase shares of the Company's Common Stock. The form and content of the Warrant agreement is attached hereto and referenced as "Exhibit A". Among other things, the Warrants will contain the following terms and conditions:

                    1. the Warrants will be excercible at a price of One Dollar ($1.00);

                    2.   the Warrants will be for a term of four (4) years;

                    3. the Warrants will contain no call and/or redemption provisions;

                    4. the Warrants will contain "piggyback registration rights" such that the shares of common stock issuable upon the exercise of the Warrants will be included in the next appropriate registration filed by the Company, which shall be filed by the Company no later than October 1, 1998. All registration costs shall be borne solely by the Company; and,

                    5. The Warrants shall be exercisable at anytime during the term of the Warrants and shall contain a "cashless exercise" provision.

               This Commencement Bonus shall be issued to the Consultant promptly following execution of this Agreement and shall, when issued and delivered to Consultant, be fully paid and non-assessable. The Company understands and agrees that Consultant has foregone significant opportunities to accept this engagement and that the Company derives substantial benefit from the execution of this Agreement and the ability to announce its relationship with Consultant. The 1,000,000 shares of Common Stock and the 1,000,000 Warrants issued as a Commencement Bonus, therefore, constitute payment for Consultant's agreement to represent the Company and are a non-refundable, non-apportionable, and non-ratable retainer; such Warrants are not a prepayment for future services. If the Company decides to terminate this Agreement prior to March 15, 1999 for any reason whatsoever, it is agreed and understood that Consultant will not be requested or demanded by the Company to return any of the shares of Common Stock or Warrants paid to it hereunder. 750,000 shares of the Common Stock and 750,000 of the Warrants issued pursuant to this Agreement shall be evidenced by a stock certificate and warrant agreement(s) issued in the name of Liviakis Financial Communications, Inc. and 250,000 shares of the Common Stock and 250,000 of the Warrants issued pursuant to this Agreement shall be evidenced by a stock certificate and warrant agreement(s) issued in the name of Robert B. Prag ("Prag").

               4.2 Consultant and Prag (hereinafter referred to as "Consultants") acknowledge that the shares of Common Stock and Warrants to be issued pursuant to this Agreement (collectively, the "Shares) have not been registered under the Securities Act of 1933, and accordingly are "restricted securities" within the meaning of Rule 144 of the Act. As such, the Shares may not be resold or transferred unless the Company has received an opinion of counsel reasonably satisfactory to the Company that such resale or transfer is exempt from the registration requirements of that Act.

               4.3 In connection with the acquisition of Shares hereunder, the Consultants represent and warrant to the Company as follows:

               (a) Consultants acknowledge that the Consultants have been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning an investment in the Shares, and any additional information which the Consultants have requested.

               (b) Consultants' investment in restricted securities is reasonable in relation to the Consultants' net worth, which is in excess of ten (10) times the Consultants' cost basis in the Shares. Consultants have had experience in investments in restricted and publicly traded securities, and Consultants have had experience in investments in speculative securities and other investments which involve the risk of loss of investment. Consultants acknowledges that an investment in the Shares is speculative and involves the risk of loss. Consultants have the requisite knowledge to assess the relative merits and risks of this investment without the necessity of relying upon other advisors, and Consultants can afford the risk of loss of his entire investment in the Shares. Consultants are (i) accredited investors, as that term is defined in Regulation D promulgated under the Securities Act of 1933, and (ii) a purchases described in Section 25102 (f) (2) of the California Corporate Securities Law of 1968, as amended.

               (c) Consultants are acquiring the Shares for the Consultants' own account for long-term investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws.

          5.   Financing "Finder's Fee".   It is understood that in the
               ------------------------
          event Consultant introduces Company, or its nominees, to a lender or equity purchaser, not already having a preexisting relationship with the Company, with whom Company, or its nominees, ultimately finances or causes the completion of such financing, Company agrees to compensate Consultant for such services with a "finder's fee" in the amount of 2.5% of total gross funding provided by such lender or equity purchaser, such fee to be payable in cash. This will be in addition to any fees payable by Company to any other intermediary, if any, which shall be per separate agreements negotiated between Company and such other intermediary. It is also understood that in the event Consultant introduces Company, or its nominees, to an acquisition candidate, either directly or indirectly through another intermediary, not already having a preexisting relationship with the Company, with whom Company, or its nominees, ultimately acquires or causes the completion of such acquisition, Company agrees to compensate Consultant for such services with a "finder's fee" in the amount of 2% of total gross consideration provided by such acquisition, such fee to be payable in cash. This will be in addition to any fees payable by Company to any other intermediary, if any, which shall be per separate agreements negotiated between Company and such other intermediary. It is specifically understood that Consultant is not nor does it hold itself out be a Broker/Dealer, but is rather merely a "Finder" in reference to the Company procuring financing sources and acquisition candidates.

               5.1 It is further understood that Company, and not Consultant, is responsible to perform any and all due diligence on such lender, equity purchaser or acquisition candidate introduced to it by Consultant under this Agreement, prior to Company receiving funds or closing on any acquisition. However, Consultant will not introduce any parties to Company about which Consultant has any prior knowledge of questionable, unethical or illicit activities.

               5.2 Company agrees that said compensation to Consultant shall be paid in full at the time said financing or acquisition is closed. Moreover, said compensation, will be a condition precedent to the closing of such financing or acquisition and Company shall execute any and all documents necessary to effect said compensation.

               5.3 As further consideration to Consultant, Company, or its nominees, agrees to pay with respect to any financing or acquisition candidate provided directly or indirectly to the Company by any lender or equity purchaser covered by this Section
          5. during the period of one year from the date of this Agreement, a fee to Consultant equal to that outlined in Section "5" herein.

               5.4 Consultant will notify Company of introductions it make for potential sources of financing or acquisitions in a timely manner (within approximately 3 days of introduction) via facsimile memo. If Company has a preexisting relationship with such nominee and believes such party should be excluded from this Agreement, then Company will notify Consultant immediately of such circumstance via facsimile memo.

          6.   Expenses.  Consultant agrees to pay for all its expenses
               --------
          (phone, mailing, labor, etc.), other than extraordinary items (travel required by/or specifically requested by the Company, luncheons or dinners to large groups of investment professionals, mass faxing to a sizable percentage of the Company's constituents, investor conference calls, print advertisements in publications, etc.) approved by the Company prior to its incurring an obligation for reimbursement.

          7.   Indemnification.  The Company warrants and represents that
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          all oral communications, written documents or materials furnished to Consultant by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate and Consultant may rely upon the accuracy thereof without independent investigation. The Company will protect, indemnify and hold harmless Consultant against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from Consultant's communication or dissemination of any said information, documents or materials not designated by the Company to the Consultant as "confidential" or "Company private", excluding any such claims or litigation resulting from Consultant's communication or dissemination of information not provided or authorized by the Company. To the extent feasible, the Company agrees to make Consultant an additional insured on any and all commercial liability and directors and officers liability insurance policies and to provide Consultant with current Certificates of Insurance reflecting the same.

          8.   Representations.  Consultant represents that it is not
               ---------------
          required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Consultant acknowledges that, to the best of its knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant.
          Consultant acknowledges that, to the best of its knowledge, Consultant and its officers and directors are not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws. Consultant further acknowledges that it is not a securities Broker Dealer or a registered investment advisor. Company acknowledges that, to the best of its knowledge, that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company. Company acknowledges that, to the best of its knowledge, Company is not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws.

          9.   Legal Representation.  The Company acknowledges that it has
               --------------------
          been represented by independent legal counsel in the preparation of this Agreement. Consultant represents that they have consulted with independent legal counsel and/or tax, financial and business advisors, to the extent the Consultant deemed necessary.

          10.  Status as Independent Contractor.  Consultant's engagement
               --------------------------------
          pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company or the Consultant possess the authority to bind each other in any agreements without the express written consent of the entity to be bound.

          11.  Attorney's Fee.  If any legal action or any arbitration or
               --------------
          other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

          12.  Waiver.  The waiver by either party of a breach of any
               -------
          provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

          13.  Notices.  All notices, requests, and other communications
               --------
          hereunder shall be deemed to be duly given if sent by U.S. mail, postage prepaid, addressed to the other party at the address as set forth herein below:


          To the Company:          American Electromedics Corporation
                                   Mr. Michael Pieniazek, President & CEO
                                   13 Columbia Drive; Suite 18
                                   Amherst, NH  03031

          To the Consultant:       Liviakis Financial Communications, Inc.
                                   John M. Liviakis, President
                                   2420 "K" Street, Suite 220
                                   Sacramento, CA  95816

                    It is understood that either party may change the address to which notices for it shall be addressed by providing notice of such change to the other party in the manner set forth in this paragraph.


          14.  Choice of Law, Jurisdiction and Venue.  This Agreement
               --------------------------------------
          shall be governed by, construed and enforced in accordance with the laws of the State of California. The parties agree that Sacramento County, CA. will be the venue of any dispute and will have jurisdiction over all parties.

          15.  Arbitration.  Any controversy or claim arising out of or
               -----------
          relating to this Agreement, or the alleged breach thereof, or relating to Consultant's activities or remuneration under this Agreement, shall be settled by binding arbitration in California, in accordance with the applicable rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) shall be binding on the parties and may be entered in any court having jurisdiction thereof. The provisions of Title 9 of Part 3 of the California Code of Civil Procedure, including section 1283.05, and successor statutes, permitting expanded discovery proceedings shall be applicable to all disputes that are arbitrated under this paragraph.

          16.  Miscellaneous Conditions.  Company and Consultant each
               ------------------------
          agree to the following terms and conditions:

               a.) The Company shall arrange that all insiders agree to a six month lockup agreement, which would include all officers and directors.

          17.  Complete Agreement.  This Agreement contains the entire
               -------------------
          agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     AGREED TO:


     "Company"                AMERICAN ELECTROMEDICS CORPORATION



     Date:                    By:  /s/ Michael Pieniazek
          ------------           -------------------------------------
                                    Michael Pieniazek, President & CEO
                                    & Its Duly Authorized Officer


     "Consultant"             LIVIAKIS FINANCIAL COMMUNICATIONS, INC.



      Date:  2/19/98          By: /s/ John M. Liviakis    /s/ Robert B. Prag
           ------------          ----------------------  --------------------
                                   John M. Liviakis        Robert B. Prag
                                   President               Sr. Vice
                                                           President